                                                                    EXHIBIT 10.4
                                                                    ------------


THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN OR WILL BE ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                       WARRANT TO PURCHASE 258,333 SHARES
                             OF THE COMMON STOCK OF
                           ENTRUST TECHNOLOGIES INC.



EFFECTIVE DATE:  April 22, 2001

EXPIRATION DATE:  April 22, 2004

     This certifies that Heidrick & Struggles, Inc. or its transferees or assigns (each individually, the "Holder") for the agreed upon value of $1.00 and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, shall be entitled to purchase from Entrust Technologies Inc., a Maryland corporation (the "Company"), having its principal place of business at One Preston Park South, Suite 400, 4975 Preston Park Boulevard, Plano, Texas 75093, a maximum of 258,333 fully paid and nonassessable shares of the Company's Common Stock ("Common Stock") for cash at a price equal to $6.87 per share (the "Exercise Price") at any time, or from time to time, up to and including 5:00 p.m. Central time on the Expiration Date, upon the surrender to the Company at its principal place of business (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed, a Form of Subscription in substantially the form attached hereto duly filled in and signed and, as applicable, upon payment in cash or by check of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof, or the surrender of the right to acquire the number of shares of Common Stock determined in accordance with Section 1.2. The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment as provided in
Section 3 of this Warrant.

     This Warrant is being issued pursuant to the Agreement between the Company and Heidrick & Struggles, Inc. dated as of February 21, 2001 (the "Purchase Agreement"). The Holder of this Warrant is subject to certain restrictions, and entitled to certain rights as set forth in the Purchase Agreement and consistent with the provisions contained herein. This Warrant is referred to as the "Warrant" in the Purchase Agreement, and Heidrick & Struggles, Inc. acknowledges and agrees that the issuance of this Warrant is satisfaction in full of the Performance Fee (as defined in the Purchase Agreement).

     This Warrant is subject to the following terms and conditions:

     1.  Exercise; Issuance of Certificates; Payment for Shares.

         1.1 General. This Warrant is exercisable at the option of the holder of record hereof at any time or from time, to time, up to the Expiration Date for all or any part of the shares of Common Stock (but not for a fraction of a share), which may be purchased hereunder. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant, properly endorsed, the completed and executed Form of Subscription and appropriate payment for such shares shall have each been delivered to the Company at its principal place of business. Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised, and in any event, within five (5) business days of such exercise. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name designated by such Holder.

         1.2 Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect a "Net Issue Exercise" pursuant to which it will receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

          X = Y (A-B)
              -------
                A

     Where X = the number of shares of Common Stock to be issued to the Holder

                Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such exercise)

                A = the fair market value of one share of the Company's Common Stock (at the date of such exercise)

                B = Exercise Price (as adjusted to the date of such exercise).

For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined by the Company's Board of Directors in good faith; provided, however, that where there is a public market for the Company's Common Stock, the fair market value per share shall be the average of the closing prices of the Company's Common Stock quoted on the Nasdaq National Market (or similar system) or on any exchange on which the Common Stock is listed, whichever is applicable, over the five (5) trading day period ending on the trading day immediately preceding the day the Warrant is being exercised.

        2. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all transfer taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed; provided, however, that the Company shall not be required to effect a registration under federal or state securities or "Blue Sky" laws with respect to this Warrant or the shares of Common Stock issuable upon exercise hereof. The Company will not take any action which would result in any adjustment of the Exercise Price (as set forth in Section 3 hereof) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities and other equity purchase rights then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Articles of Incorporation (the "Company Charter").

        3. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

        3.1 Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares (by reverse stock split or otherwise), the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

        3.2 Dividends in Common Stock, Other Stock, Property, Reclassification. If at any time or from time to time the holders of Common Stock (or shares of any other class of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

             (a) Common Stock or shares of any other class of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

             (b)  any cash paid or payable otherwise than as a cash dividend, or

             (c) Common Stock or shares of any other class of stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock issued pursuant to a stock split or adjustments covered by Section 3.1 above), then, and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clause (b) above and this clause (c)) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

        3.3 Reorganization, Consolidation, Merger or Sale. If any recapitalization or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property other than a transaction described in Sections 3.1 or 3.2 above (an "Organic Change"), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant. In the event of any

Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. Prior to the consummation of any such consolidation, merger or sale, the successor entity (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holders executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder shall be entitled to purchase.

        3.4 Certain Events. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this
Section 3 are not strictly applicable or, if strictly applicable, would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall give the Holder of the Warrant upon exercise for the same aggregate Exercise Price the total number and class of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.

        3.5  Notices of Change.

             (a) Immediately upon any adjustment in the number or class of shares subject to this Warrant and/or of the Exercise Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

             (b) The Company shall give written notice to the Holder at least seven business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.

             (c) The Company shall also give written notice to the Holder at least 20 business days prior to the date on which an Organic Change shall take place.

        4. Issue Tax. The issuance of certificates for shares of Common Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

        5. Closing of Books. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

        6. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

        7.  Warrants Transferable.

                (a) Subject to compliance with applicable federal and state securities laws and subject to the provisions of Section 10(c) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company, at the Company's option, and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

                (b) Each certificate representing shares of Common Stock issuable upon exercise of the Warrant shall bear a legend substantially in the following form:

                    "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

The foregoing legend shall be removed from the certificates representing any shares of Common Stock issuable upon exercise of the Warrant, at the request of the holder thereof, at such time as such shares become eligible for resale pursuant to Rule 144(k) under the 1933 Act.

        8. Rights and Obligations Survive Exercise of Warrant. Subject to applicable law, the rights and obligations of the Company, of the holder of this Warrant and of the holder of shares of Common Stock issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

        9.  Further Representations, Warranties and Covenants of the Company.

                (a) Articles and Bylaws. The Company has made available to Holder true, complete and correct copies of the Company Charter and Bylaws, each as amended or restated, through the date hereof.

                (b) Due Authority. The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Holder of the right to acquire the shares of Common Stock, have been duly authorized by all necessary corporate action on the part of the Company, and the Warrant is not inconsistent with the Company Charter or Bylaws, each as amended or restated to date, and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

                (c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for any filing required by applicable federal and state securities laws, which filing will be effective by the time required thereby.

                (d) Issuance of Common Stock. The shares of Common Stock issuable upon exercise of this Warrant will, upon issuance in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and nonassessable.

                (e) Exempt Transaction. Subject to the accuracy of the Holder's representations in Section 10 hereof, the issuance of the Common Stock upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the 1933 Act in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

                (f) Compliance with Rule 144. At the written request of the Holder who proposes to sell Common Stock issuable upon the exercise of the Warrant in compliance with Rule 144 promulgated by the Securities and Exchange Commission, the Company shall furnish to the Holder, within thirty (30) days after receipt of such request, a written statement as to whether the Company is in compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from time to time.

        10.  Representations and Covenants of the Holder.

        This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder:

                (a) Investment Purpose. The Warrant and the Common Stock issuable upon exercise of the Warrant are being acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to an effective registration statement under the 1933 Act or an exemption therefrom.

                (b) Private Issue. The Holder understands (i) that neither this Warrant nor the Common Stock issuable upon exercise of this Warrant has been registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance of this Warrant and the issuance of the Common Stock upon exercise hereof will be exempt from the registration and qualifications requirements thereof pursuant to Section 4(2) of the 1933 Act and any applicable state securities laws, and (ii) that the Company's reliance on such exemption is predicated on the representations and covenants set forth in this Section 10.

                (c) Disposition of Holder's Rights. In no event will the Holder make a disposition of the Warrant or the Common Stock issuable upon exercise of the Warrant unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Holder) satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Common Stock or Common Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Common Stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act or (3) a letter shall have been issued to the Holder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Holder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Holder or holder of a share of Common Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for such shares of Common Stock not bearing any restrictive legend.

                (d) Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

                (e) Risk of No Registration. The Holder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the 1933 Act, or file reports pursuant to Section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"), or if a registration statement covering the Warrant or the Common Stock issuable upon exercise hereof under the 1933 Act is not in effect when the Holder desires to sell (i) the Warrant or (ii) the Common Stock issuable upon exercise of the Warrant, it may be required to hold such securities for an indefinite period. The Holder also understands that any sale of the Warrant or the Common Stock issuable upon exercise of the Warrant which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

                (f) Accredited Investor. Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the 1933 Act, as presently in effect.

        11. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

        12. Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by an established overnight service provider (e.g., Federal Express), or registered or certified mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other in accordance with this Section.

        13. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. Subject to applicable law, all of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

        14. Descriptive Headings and Governing Law. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Maryland, without giving effect to principles of conflicts of laws.

        15. Lost Warrants. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

        16. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Exercise Price.

     In Witness Whereof, the undersigned have caused this Warrant to be duly executed by their officers, thereunto duly authorized.

                                    ENTRUST TECHNOLOGIES INC.
                                    a Maryland corporation

                                    By: /s/ David L. Thompson
                                        -----------------------------

                                    Name: David L. Thompson
                                          ---------------------------

                                    Title: Chief Financial Officer
                                           --------------------------

ATTEST:

/s/ James D. Kendry
--------------------------
Secretary


Acknowledged and agreed to:

HEIDRICK & STRUGGLES, INC.



By:  /s/ Jeanne S.W. Puckett
   ---------------------------

Name: Jeanne S.W. Puckett
     -------------------------

Title: Assistant Secretary
      ------------------------

                                   EXHIBIT A

                               SUBSCRIPTION FORM

                                                Date:  _________________, 200___

Entrust Technologies Inc.
One Preston Park South
4975 Preston Park Boulevard
Suite 400
Plano, TX  75093

Attn:  President

Ladies and Gentlemen:

[ ] The undersigned hereby elects to exercise the warrant issued to it by Entrust Technologies Inc. (the "Company") and dated April 22, 2001 (the "Warrant") and to purchase thereunder __________________________________
     shares of the Common Stock of the Company (the "Shares") at a purchase price of ___________________________________________ Dollars ($__________)
     per Share or an aggregate purchase price of __________________________________ Dollars ($__________) (the "Exercise
     Price"). Pursuant to the terms of the Warrant the undersigned has delivered the Exercise Price herewith in full in cash or by certified check or wire transfer.

[ ] The undersigned hereby elects to convert _______________________ percent (____%) of the value of the Warrant pursuant to the provisions of Section
     1.2 of the Warrant.

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

               Name: _____________________________

               Address: __________________________

               ___________________________________

                                    Very truly yours,


                                    _____________________________________

                                    By: _________________________________

                                    Title:_______________________________